UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2005

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On December 16, 2005, Omega Healthcare Investors, Inc. (the "Company") entered into an agreement to purchase ten skilled nursing facilities (“SNFs”) and one assisted living facility (“ALF”) for a total investment of $115.5 million (the “Purchase Agreement”). All of the facilities are located in Ohio. The facilities purchased are subject to a new ten year master lease (the “Master Lease”), effective December 16, 2005, between the Company and affiliates of an existing operator, CommuniCare Health Services, Inc. (“CommuniCare”). The Master lease provides for annualized rent of approximately $11.6 million and contains annual escalators and two ten year renewal options. In addition, the Company will make available to CommuniCare a one year working capital line of credit totaling $12.5 million.

The Purchase Agreement was by any between Cleveland Seniorcare Corp., an Indiana corporation, and OHI Asset II (OH), LLC, a Delaware LLC. The purchase price of the facilities was $114.75 million, net of a $0.25 million adjustment for capital improvements and equipment lease buy-outs deducted from the purchase price. The Purchase Agreement contains representations, warranties and indemnification provisions customary for such transactions.

On December 16, 2005, the Company issued a press release regarding the closing on the foregoing.

The foregoing description is qualified by reference in the entirety to the Purchase Agreement, the Master Lease and the press release dated December 16, 2005, copies of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 99.1, respectively, and are incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 above, which is incorporated herein by reference, for a discussion of the acquired assets.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Odd-Balance Sheet Arrangement of a Registrant

The Company previously established a senior revolving credit facility under its Credit Agreement, dated as of March 22, 2004, (as amended from time to time, the "Senior Credit Facility"), among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders identified therein and Bank of America, N.A., as Administrative Agent. On December 14, 2005 in connection with the investments described in Item 1.01, the Company increased its borrowings under its Senior Credit Facility by $120 million, such that the Company had an aggregate of $131 million outstanding on December 16, 2005.

The foregoing description is qualified by reference in the entirety to the press release filed herewith as Exhibit 99.1 and which is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit

Number Description

10.1	Purchase Agreement dated as of December 16, 2005 by and between Cleveland Seniorcare Corp. and OHI Asset II (OH), LLC

10.2	Master Lease dated December 16, 2005 by and between OHI Asset II (OH), LLC as lessor, and CSC MSTR LSCO, LLC as lessee

99.1	Press Release dated December 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: December 21, 2005             By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number Description

10.1	Purchase Agreement dated as of December 16, 2005 by and between Cleveland Seniorcare Corp. and OHI Asset II (OH), LLC

10.2	Master Lease dated December 16, 2005 by and between OHI Asset II (OH), LLC as lessor, and CSC MSTR LSCO, LLC as lessee

99.1	Press Release dated December 16, 2005